UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

GLOBAL INDUSTRIES, LTD. (Exact name of registrant as specified in its charters)

Louisiana	2-56600	72-1212563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including Area Code: (337) 583-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            On September 27, 2004, a wholly owned subsidiary of Global Industries, Ltd. (the "Company") sold an office building and related real estate that it no longer used in its operations to an affiliate of William J. Dore', the Chairman and Chief Executive Officer of the Company. The Property, which has been for sale for more than a year, was sold for $1.5 million in cash. In connection with the sale, the Company will record a pre-tax gain on asset disposal of approximately $1.1 million in the third quarter of this year.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired. Not applicable.
(b)	Pro forma financial information. Not applicable.
(c)	Exhibits.
	10.1	Act of Cash Sale dated September 27, 2004, by and between Global Movible Offshore, L.L.C., a Louisiana limited liability company, and Dore' Partners, Ltd., a Texas limited partnership.

.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: September 30, 2004	By:	/s/ TIMOTHY W. MICIOTTO
Name: Timothy W. Miciotto Title: Senior Vice President/CFO

EXHIBIT INDEX
Exhibit Number	Exhibit Description
10.1	Act of Cash Sale dated September 27, 2004, by and between Global Movible Offshore, L.L.C., a Louisiana limited liability company, and Dore' Partners, Ltd., a Texas limited partnership.

Exhibit 10.1

ACT OF CASH SALE

            KNOW ALL MEN BY THESE PRESENTS; that we,

            Global Movible Offshore, L.L.C., a Louisiana limited liability company herein represented by its duly authorized agent; being the entity that Global Movible Offshore, Inc., merged into effective December 31, 1999, with a current mailing address of P. O. Box 442, Sulphur, Louisiana 70664 (hereafter Global Movible Offshore, L.L.C. referred to as "Seller" and as a juridical person, whether one or more) who declared that it had sold, and by these presents does sell, cede, transfer, convey, abandon and deliver all rights, title and interest of Seller (excepting only any and all mineral interests which are reserved to and by Seller) and with full substitution and subrogation to all its rights and actions in warranty against all preceding owners and vendors to and unto Dore' Partners, Ltd., a Texas limited partnership herein represented by its General Partner, The Dore' Energy Corporation (hereinafter Dore' Partners, Ltd. referred to as "Purchaser") here present, accepting and purchasing for itself, its heirs, successors or assigns, and acknowledging due delivery and possession thereof, in and to the following described property, to-wit:

SEE EXHIBIT "A", ATTACHED HERETO AND MADE A PART HEREOF (hereinafter the "Property")

            This sale is made and accepted subject to the exceptions, restrictions, and matters listed on Exhibit "B" attached hereto and made a part hereof.

            This sale and conveyance is made without any warranty or recourse as to the absence of vices or defects (whether apparent or latent, known or unknown, easily discoverable or hidden), fitness for any ordinary use, or fitness for any intended use or particular purpose, even for the return or reduction of the purchase price or otherwise, but with full substitution and subrogation in and to all of the rights and action of warranty as to condition which Seller has or may have against all preceding owners or sellers; it being understood that Purchaser takes the Property "As Is" and "Where Is", Purchaser hereby acknowledging reliance solely on its own inspection of the Property, and not on any warranties or representations from Seller as to condition. Without limiting the generality of the foregoing, Purchaser acknowledges that Seller has made no representations or warranties of any kind or character, express or implied, with respect to, absence of vices or defects (whether apparent or latent, known or unknown, easily discoverable or hidden), habitability, merchantability, fitness for any ordinary use, fitness for any intended use or particular purpose, zoning, tax consequences, physical condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the Property with governmental laws, including without limitation the Americans with Disabilities Act of 1990, the truth, accuracy, or completeness of any materials, data, or information provided by or on behalf of Seller to Purchaser, or the manner or quality of the construction or materials incorporated into the Property or the manner of repair, quality, state of repair or lack of repair of the Property or any portion thereof. All such warranties with respect to the condition of the Property are hereby disclaimed by Seller and expressly waived by Purchaser. Purchaser has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the condition of the Property or relating thereto made or furnished by Seller, any party acting or purporting to act for Seller, or any real estate broker or agent representing or purporting to represent Seller, to whomever made or given, directly or indirectly, verbally or in writing. Purchaser further has not relied on Seller's skill or judgment in selecting the Property. Purchaser shall have no right or cause of action in warranty or otherwise against Seller in any controversy, claim, demand, or litigation arising from or in connection with the condition of the Property, and Purchaser hereby waives any such right or cause of action. Without limiting the generality of the foregoing, Seller does not warrant that the Property is free from redhibitory or latent defects or vice. Purchaser hereby expressly waives any and all rights, claims and causes of action and releases Seller from all liability for redhibition or for diminution of the purchase price or otherwise under Louisiana Civil Code Articles 2520, et seq., as now existing or as hereafter amended. Purchaser further declares and acknowledges that the foregoing waivers as to the condition of the Property have been brought to the attention of Purchaser and explained in detail to it and that Purchaser has voluntarily and knowingly consented to the foregoing waiver.

            This sale and transfer is made and accepted for and in consideration of the price and sum of One Million Five Hundred Thousand And No/100 ($1,500,000.00) Dollars, lawful United States Currency, paid cash by the Purchaser to the Seller who hereby grants full and final acquittance, receipt and discharge therefor.

            The parties dispense with the Certificate of Mortgages required by law, and exonerate me, undersigned officer, from any responsibility therefor.

            Ad valorem taxes for the year 2004 are to be prorated between the parties.

            IN WITNESS WHEREOF, the said parties have hereunto set their signatures as of the 27th day of September, 2004, in the presence of the undersigned competent witnesses.

WITNESSES:		Global Movible Offshore, L.L.C.

By:
(Seller)

WITNESSES:		Dore' Partners, Ltd.

By:
(Purchaser)

William J. Dore', President of The Dore' Energy Corporation, its General Partner

_______________________________________
Kathryn M. Sonnier
ID # 34929
NOTARY PUBLIC, IN AND FOR THE
PARISH OF CALCASIEU, STATE OF LOUISIANA
MY COMMISSION EXPIRES: AT DEATH

EXHIBIT A

Commence at a point on the Southeasterly right-of-Way line of U.S. Highway 167 (Johnston St. 100' R/W) said point being located South 41 degrees 26 minutes 06 seconds West a distance of 463.00 feet from the centerline of Louisiana Highway 3073 (New Flanders Rd. 80' R/W) and located in Section 68, Township 10 South, Range 4 East, Southwestern Land District, Ward 5, Parish of Lafayette, Louisiana;

Thence go South 41 degrees 15 minutes 45 seconds West along the aforesaid Southeasterly Right-of-Way of U.S. Highway 167 a distance of 561.21 feet;

Thence go South 41 degrees 26 minutes 31 seconds West along the aforesaid Right-of-Way a distance of 1510.15 feet;

Thence go South 38 degrees 24 minutes 57 seconds West along the aforesaid Right-of-Way a distance of 227.99 feet;

Thence go South 46 degrees 31 minutes 50 seconds East a distance of 521.20 feet;

Thence go South 41 degrees 32 minutes 06 seconds West a distance of 210.86 feet;

Thence go South 41 degrees 08 minutes 00 seconds West a distance of 75.78 feet;

Thence go South 46 degrees 24 minutes 13 seconds East a distance of 1120.34 feet;

Thence go South 46 degrees 34 minutes 11 seconds East a distance of 1162.24 feet;

Thence go North 42 degrees 40 minutes 08 seconds East a distance of 540.00 feet to the Point of Beginning;

Thence continue North 42 degrees 40 minutes 08 seconds East a distance of 458.67 feet;

Thence go North 46 degrees 47 minutes 39 seconds West a distance of 387.20 feet;

Thence go South 42 degrees 40 minutes 08 seconds West a distance of 458.67 feet;

Thence go South 46 degrees 47 minutes 39 seconds East a distance of 118.77 feet to a point of curvature;

Thence go along a curve to the left having a radius of 30.00 an arc distance of 29.45 (CH = 28.28, CH BRG = S 74o 55' 11" E) to a point of reverse curvature;

Thence go along a curve to the right having a radius of 60.00 an arc distance of 132.76 (CH = 107.30, CH BRG = S 39o 39' 19" E);

Thence go South 46 degrees 47 minutes 39 seconds East a distance of 137.03 feet to the Point of Beginning.

The above described parcel of land contains 4.00 acres and is subject to a 20 foot access easement to a storm drainage easement described as follows:

Begin again at the Point of Beginning of the aforesaid described parcel of land;

Thence go North 42 degrees 40 minutes 08 seconds East a distance of 458.67 feet;

Thence go North 46 degrees 47 minutes 39 seconds West a distance of 20.00 feet;

Thence go South 42 degrees 40 minutes 08 seconds West a distance of 458.67 feet;

Thence go South 46 degrees 47 minutes 39 seconds East a distance of 20.00 feet to the Point of Beginning.

The above described parcel of land contains 0.211 acres.

EXHIBIT "B"

A.        Any lien, or right to a lien for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

B.        Any covenants, conditions, reservations, exceptions and any oil, gas and mineral conveyances and leases, and any encroachments, easements, measurement, variations in area, boundary lines or content, overlapping of improvements, party wall locations on premises which should be determined by boundary agreements or other facts which a correct survey of the premises would show, or which are filed in the public records.

C.        Title to all oil, gas, and other minerals and royalty rights, and such leases or assignments, pooling and unitization agreements affecting said property, filed in the public records.

D.        All rights of way, servitudes, easements, public highways, and drainage ditches and canals and any other matters which may affect the subject property as shown by visual inspection or shall be filed in the public records.

E.        All restrictive covenants and any amendments thereof filed of record.

F.        Taxes for the year 2004 and subsequent years none of which are now due and payable.

G.        It is recognized, acknowledged and agreed by and between Seller and Buyer that Seller may not be the owner of the entirety of the oil, gas and other minerals lying in, on or under the property described herein, and accordingly, Seller does not warrant a transfer of minerals herein; and further, Seller's failure to convey such minerals or the existence of a prior outstanding mineral lease shall not constitute a title failure under the warranty set forth herein. Seller does warrant a release of its surface rights.

H.        Existing building and zoning ordinances. Should any zoning, planning or other parish ordinance affect this transfer, the parties hereto relieve the Notary for any responsibility to determine or see to the compliance of these regulations.

I.        Any reservations of oil, gas and minerals recorded in the public records of Lafayette Parish.

J.        Any rights of way, utility servitudes, claims, encumbrances or other rights recorded in public records of Lafayette Parish.